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                                                                    EXHIBIT 10.6

                                                           [English Translation]

Bank of Communications

                                                              No: Baoezi 405/208

                        MAXIMUM AMOUNT GUARANTEE CONTRACT

 (Apply to loans and trade financing contracts in which the guarantor is legal entity or other organization)

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                                                              No: Baoezi 405/208

                        MAXIMUM AMOUNT GUARANTEE CONTRACT

                                Important Notice

   Guarantor please read this contract carefully, especially provisions with In case of any uncertainty, please ask the creditor for clarification.

Guarantor: Baoding Tianwei Baobian Electric Co., Ltd.

Legal Representative (responsible person): Ding Qiang

Registered Address: No. 28 Jingxiu Street, Baoding National High-tech Technology Industry Development District

Mail Address: No. 28 Jingxiu Street, Baoding National High-tech Technology Industry Development District

Creditor: Bank of Communications, Shijiazhuang Branch

Responsible person: Wu Chunjie

Mail Address: No. 22 Ziqiang Road, Shijiazhuang

     Whereas: Baoding Tianwei Yingli New Energy Resource Co., Ltd. (hereinafter referred to as the "Debtor") and the Creditor have entered into a Maximum Amount Loan Contract No. Daiezi 405/208 (hereinafter the "Principal Contract"), and the Guarantor is willing to provide maximum amount guarantee for the fulfillment of credit claims continuously arising from December 20, 2005 to December 20, 2006 (the "Credit Extension Period") under the Principal Contract.

     To clarify rights and obligations of both parties, upon discussion, the Guarantor and the Creditor hereby agree to enter into this Contract.

Article 1 Principal Credit Claims

     1.1 The principal credit claims secured by the Guarantor are credit claims arising during the Credit Extension Period under the Principal Contract, including various loans, import bill advance, export bill advance, export collection financing, export check financing or pack loans extent by the Creditor to the Debtor in accordance with the Principal Contract.

     For credit claim arising during the credit extension period, the Creditor and the Debtor may


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achieve agreement upon currency, amount, interest rate and debt performance time limit of corresponding principal in Credit Use Application under the Principal Contract.

     1.2 The maximum amount of credit claims secured by the guarantee is (currency and amount in words) Renminbi Fifty Million.

     1.3 The credit claims secured under this Contract will be determined on the expiry date of the Credit Extension Period. In case that the Creditor discontinues credit extension according to the Principal Contract, the date discontinuing credit extension is the expiry date of the Credit Extension Period.

     The principal credit claims arising before the expiry date of the Credit Extension Period (including such date) and interest thereof until the Guarantor bears its liability (including compound interest, delay and appropriation interest), litigation fee (arbitration fee) occurred to the Creditor in enforcement of credit claims, lawyer fee, notice expense, acceleration fee and other relevant expenses are all in the scope of guarantee under this Contract.

Article 2 Guarantee liability

     2.1 The guarantee under this Contract is joint-liability guarantee.

     2.2 The scope of guarantee includes principal and interest, compound interest, penalty interest, liquidated damage, compensation for damage and expenses for enforcement of credit claims under the Principal Contract. The expenses caused in enforcement of credit claims includes but not limited expense to press for payment, litigation fee (or arbitration fee), conservation fee, publication fee, enforcement fee, lawyer fee, travel expense and other expenses.

     2.3 The guarantee period shall be counted separately based on debt paying deadline agreed in each Credit Use Application under the Principal Contract. The guarantee period under each Credit Use Application shall commence from the date when the debt paying deadline agreed in such Credit Use Application expires until two years after the debt paying deadline agreed in the last Credit Use Application under the Principal Contract expires. .

     If any Credit Use Application under the Principal Contract provides that the Debtor may pay its debt by installments, the guarantee period of such debt shall commence from the date when each installment's debt paying deadline expires until two years after the date when the last installment's debt paying deadline expires.

     The date of maturity of the debt under issuance of bank acceptance, letter of credit or security bond shall be the date when the creditor makes advance disbursement.

     If the Creditor declares earlier expiry of all debt under the Principal Contract, such earlier expiry date declared shall be the date when the debt paying deadline expiries.

     2.4 In accordance with provisions of Article five of Security Law of People's Republic of China, both parties of this Contract specifically agree that: the effect of this Contract shall be independent from that of the Principal Contract; the nullification of the Principal Contract or relevant provisions thereof may not affect the effect of this Contract. The Guarantor shall bear joint liability for returning liability or compensation liability to be born by the Debtor after the Principal Contract is invalid.


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Article 3 Representation and Warranty of the Guarantor

     3.1 The Guarantor is an independent civil entity organized in accordance with law and existing legally, has all necessary capability to civil right and may perform obligations under this Contract in its own name and bear civil liability.

     3.2 Execution and implementation of this Contract is out of real intent of the Guarantor and has all required consent, approval and authorization without any legal defect.

     3.3 All documents, materials and information provided by the Guarantor to the Creditor during execution and implementation of this Contract are true, proper, complete and valid.

Article 4 Obligation of the Guarantor

     4.1 If the Debtor fails to timely and fully repay the principal and interest of loan, import bill advance, export bill advance, export check financing or pack loan under any Credit Use Application, the Guarantor shall unconditionally and immediately pay to the Creditor all mature and payable amounts of the Debtor.

     4.2 The Guarantor shall cooperate with the Creditor to supervise and inspect its operation and financial condition, provide all financial statements, other materials and information required by the Creditor on a timely basis and warrant all documents, materials and information provided to be true, complete and proper..

     4.3 To take any of the following action, the Guarantor shall notify the Creditor in writing at least thirty days in advance and shall not take such action until the credit claims under the Principal Contract have been satisfied or unless agreed by the Creditor in writing:

     a. to sell, donate, lease, lend, move, mortgage, pledge or otherwise dispose substantial assets or all or most of assets;

     b. to make material change to its operation structure or property organization, including but not limited to construction contract, lease, corporation restructure, joint stock cooperative system restructure, sale of enterprise, merger (acquisition), co-investment (cooperation), split-up, establishment of subsidiaries, transfer of property and decrease of registered capital.

     4.4 In case that any of the following event occurs or may occur, the Guarantor shall notify the Creditor within seven days:

     a. the amendment of articles of association, change of name, legal representative, registered address, mail address, business scope or other registered matters, decision that has material effect on finance or human resource;

     b. the plan to apply for bankruptcy or the possibility or the fact on the part of the creditors to apply for its bankruptcy;

     c. involvement in great litigation or property conservation or other judicial force enforcement upon its major assets;

     d. extension guarantee to any third party which thereby has material negative effect on its financial condition or its ability to perform its obligation under this Contract;


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     e. execution of contracts that have material effect on its operation and financial condition;

     f. cease of production, cease of business, dissolution, suspension of business for rectification, forced dissolution or revocation of business license;

     g. involvement of legal representative (responsible person) or major officer in illegal activities; or

     h. occurrence of serious difficulty in operation or financial condition, or other matters that have negative effect on the Guarantor's normal operation, financial condition or liquidity.

     4.5 Before the Debtor repay to the Creditor all debts under the Principal Contract, the Guarantor may not exercise its right to recourse arising under this Contract against the Debtor or other guarantors.

Article 5 Agreement about debit

     5.1 The Guarantor authorizes the Creditor to debit against any of its accounts with Bank of Communications certain amount to repay for its mature debt payable.

     5.2 After such debit, the Creditor shall notify the Guarantor the account involved, serial number of the principal contract, serial number of Credit Use Application, contract number the amount debited and the balance of the debt.

     5.3 If the debited amount is not sufficient to offset all debt of the Guarantor, such debited amount shall be used to offset unpaid expense. If the payment of principal and interest has been delayed for less than 90 days, the balance after offsetting expenses shall be firstly used to offset unpaid interest or penalty interest, compound interest and then be used to offset un-repaid mature principal; if the payment of principal and interest has been delayed for more than 90 days, the balance after offsetting expenses shall be firstly used to offset un-repaid mature principal and then be used to offset unpaid interest or penalty interest, compound interest.

     5.4 In case that the currency of debited amount is different from that of the debt to be repaid, such amount shall be converted into the debt to be repaid on the basis exchange rate announced by the Bank of Communications on debit date.

Article 6 Settlement of Disputes

     Any dispute under this Contract shall be settled in the first way of the following. During such dispute, each party shall continue to implement provisions that are not involved in dispute.

     a. to go to court for the place of the Creditor's domicile that has jurisdiction;

     b. to apply for arbitration of ____________ arbitration commission in accordance then valid arbitration rules of such commission whose decision shall be final and binding on both parties.

Article 7 Miscellaneous

     7.1 If the Guarantor has any action to avoid supervision of the Creditor, delay in performance of guarantee obligation or refuse to repay in bad faith, the Creditor shall have the right to report such action to relevant authorities and make it public on news media.


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     7.2 The Guarantor has read the Principal Contract carefully and has confirmed all provisions thereof.

     7.3 This Contract has come into effect upon signature (or stamp) by legal representative (responsible person) or authorized representative of both parties and affixed with official chops.

     7.4 This Contract is executed with four originals. Each of the Guarantor, Creditor and Debtor keeps one copy respectively.

Article 8 Other matters agreed

(No content below)


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The Guarantor has read all above provisions and the Creditor has made corresponding explanation upon request by the Guarantor. The Guarantor has not disagreement upon above contents.

Guarantor (official chop): Baoding Tianwei Baobian Electric Co., Ltd.

Legal representative (responsible person) or authorized representative:


/s/ Jing Chongyou
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(signature or stamp)

Dated: December 20, 2005


Creditor (chop): Bank of Communications, Shijiazhuang Branch

Responsible person or authorized representative :


/s/ Wu Chunjie
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(signature or stamp)

Dated: December 20, 2005


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